Exhibit 10.8

ROLE PROFILE AGREEMENT

THIS AGREEMENT made with effect as of the 18th day of October, 2010

BETWEEN:

POSTMEDIA NETWORK INC. (the “Company”)

-and-

JOHN PATON (the “Advisor”)

The Company and the Executive, the parties hereby agree to the role profile as set out below.

Role Description

The Advisor agrees to act as an advisor to the Chief Executive Officer and the Company to assist in the successful implementation of the Company’s Digital First strategy.

Duties

To work with the Board, the Chief Executive Officer and any of the Company’s employees the CEO designates to implement the Digital First strategy with a focus on the following key areas:

1.	Cost-effective creation of multi-platform content.

2.	Effective integration of sales teams and sales strategies for multi-platform ad sales.

3.	Implementation and execution on legacy media cost reductions.

4.	Report quarterly to management and the Board on digital trends and developments in newspaper and related fields.

5.	Report quarterly to the Board on advisory activities and impression on how the Company is performing in relation to the Digital First Strategy.

Time Commitment

Meetings will be held in person and by telephone, to include at a minimum:

1.	Two days per month in person for meetings at Postmedia.

2.	Calls with the Chief Executive Officer; Chief Transformation Officer, EVP Digital and other members of the Company’s senior executive team, as necessary.

3.	Participate as a member of the Company’s Transformation Committee.

4.	Participate as a member of the Company’s proposed Advisory Board.

Term

The term of this appointment is for one-year to be reviewed for renewal annually, with first term expiring August 2011.

Compensation

The annual compensation for this role is $150,000, which includes all duties discussed above, including the Company’s proposed Advisory Board.

Postmedia Network Inc.

/s/ Paul Godfrey
Paul Godfrey President and Chief Executive Officer

The above terms and conditions are hereby acknowledged and accepted this 18th day of October, 2010.

/s/ John Paton
John Paton